UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 26, 2021

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd,
Suite 370
Annapolis, MD 21401
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

As previously reported, on May 13, 2020, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Original Agreement”) with B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc. (each, individually, an “Agent” and collectively, the “Agents”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $350,000,000, through the Agents either as agents or principals.

On February 26, 2021, the Company entered into an amendment to the Original Agreement (the “Amendment” and the Original Agreement as amended by the Amendment, the “Sales Agreement”) with the Agents to increase the current aggregate offering price available for sale under the Sales Agreement to up to $500,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Sales Agreement. Sales of the Company’s common stock, if any, made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.

Under the terms of the Sales Agreement, the Company may also sell Shares to an Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to an Agent as principal, it will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from the offering for the repayment of debt and general corporate purposes. The Sales Agreement provides that the applicable Agent will be entitled to compensation for its services of up to, but may be less than, 2.0% of the gross sales price of all Shares sold through it as Agent under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement, as defined under Rule 405 under the Securities Act, on Form S-3 (Registration No. 333-230546)(the “Registration Statement”). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated February 26, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Sales Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Original Agreement and the Amendment are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and the descriptions of the material terms of the Sales Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated May 13, 2020 by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc., B. Riley FBR, Inc., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc. (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K (No. 001-35877), filed on May 13, 2020)

1.2	Amendment No. 1 to the At Martket Issuance Sales Agreement, dated February 26, 2021, by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc., B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc.

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: February 26, 2021	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer